UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2022

Rumble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Business Combination

As previously announced, on December 1, 2021, CF Acquisition Corp. VI, a Delaware corporation (“CF VI”), and Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Rumble”), entered into a Business Combination Agreement (the “BCA”). On September 16, 2022, following the approval of the stockholders of CF VI at the Special Meeting of Stockholders held on September 15, 2022 pursuant to the BCA and by means of an arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”), and in accordance with the terms and conditions set forth in the BCA and the plan of arrangement (the “Plan of Arrangement”), dated September 16, 2022 and attached hereto as Exhibit 2.3 that was submitted to and approved by the Ontario Superior Court of Justice (Commercial List), CF VI and Rumble completed the closing of the transactions contemplated by the BCA (the “Closing” and such transactions, the “Business Combination”). In connection with the Closing, the registrant changed its name from CF Acquisition Corp. VI to Rumble Inc. (the “Company”). References herein to “CF VI” are to CF Acquisition Corp. VI prior to consummation of the Business Combination and references to the “Company” are to Rumble Inc. (f/k/a CF Acquisition Corp. VI) following consummation of the Business Combination.. Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same respective meanings as set forth in the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on August 12, 2022 by CF VI.

The Consideration

Pursuant to the terms of the BCA, and in exchange for their respective shares of capital stock of Rumble:

●	For each share of Rumble capital stock held by eligible electing Canadian shareholders of Rumble (the “Electing Shareholders”), the Electing Shareholder received a number of exchangeable shares in 1000045728 Ontario Inc., an indirect, wholly owned Canadian subsidiary of CF VI (“ExchangeCo”, and such shares, the “ExchangeCo Shares”) equal to the quotient obtained by dividing the Price Per Company Share (as defined below) by $10.00 (the “Company Exchange Ratio”), and such Electing Shareholders concurrently subscribed for nominal value for a corresponding number of shares of Class C common stock, par value $0.0001 per share, of the Company ( “Class C Common Stock”), a new class of voting, non-economic shares of common stock of the Company created and issued in connection with the Closing; and

●	For each share of Rumble capital stock held by all other shareholders of Rumble (the “Non-Electing Shareholders”, and collectively with the Electing Shareholders, the “Rumble Shareholders”), such Non-Electing Shareholder received a number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) equal to the Company Exchange Ratio.

The “Arrangement Consideration” means $3,186,384,663, representing the sum of $3,150,000,000, plus the cash and cash equivalents balance held by Rumble as of the Closing (net of outstanding indebtedness), plus the aggregate exercise price of all outstanding options to purchase Rumble stock. The “Price Per Company Share” is obtained by dividing (x) the Arrangement Consideration by (y) the number of outstanding shares of capital stock of Rumble (calculated on a fully-diluted basis in accordance with the BCA).

In addition, under the BCA and the Arrangement:

●	All outstanding options to purchase shares of Rumble capital stock were exchanged for options (“Exchanged Company Options”) to purchase (a) a number of shares of Class A Common Stock (the “Base Option Shares”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Rumble capital stock subject to such options and (ii) the Option Exchange Ratio (as defined below), and (b) a fraction of a share of Class A Common Stock with respect to each Base Option Share equal to the Option Earnout Fraction (as defined below) (such fractional shares, “Tandem Option Earnout Shares”). The aggregate exercise price per Base Option Share together with the related fraction of the Tandem Option Earnout Share equals (x) the exercise price of such Rumble stock options divided by (y) the Option Exchange Ratio (rounded up to the nearest whole cent); and

●	The outstanding warrant to purchase shares of Rumble capital stock was exchanged for a number of shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of the number of shares of Rumble capital stock subject to the warrant and the Company Exchange Ratio.

“Option Earnout Fraction” means the difference between (A) the Company Exchange Ratio divided by the Option Exchange Ratio minus (B) 1.00. “Option Exchange Ratio” means the quotient obtained by dividing (x) by (y), where: (x) is the quotient, expressed as a dollar number, obtained by dividing (i) the sum of (a) $2,136,384,663, representing the sum of $2,100,000,000 plus the cash and cash equivalents balance held by Rumble as of the Closing (net of debt), plus the aggregate exercise price of all outstanding options to purchase shares of Rumble capital stock, by (ii) the number of outstanding shares of Rumble capital stock (calculated on a fully-diluted basis in accordance with the BCA); and (y) $10.00.

In addition, for an aggregate purchase price of $1.0 million (the “Class D Investment”), upon the Closing and pursuant to a subscription agreement entered into between Christopher Pavlovski, Rumble’s CEO and founder (“Mr. Pavlovski”) and CF VI, the Company issued and sold to Mr. Pavlovski a number of shares of Class D common stock, par value $0.0001 per share, of the Company (the “Class D Common Stock”), a new class of non-economic shares of common stock of the Company carrying the right to 11.2663 votes per share created and issued in connection with the Closing, such that, taking into account the shares of Class A Common Stock and Class C Common Stock issued to Mr. Pavlovski at the Closing, upon the Closing, Mr. Pavlovski has approximately 85% of the voting power of the Company on a fully-diluted basis. Such shares of Class D Common Stock issued to Mr. Pavlovski are the only issued and outstanding shares of Class D Common Stock.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On September 16, 2022, in connection with the Closing, the Company, CFAC Holdings VI, LLC, a Delaware limited liability company (“Sponsor”), the independent directors of CF VI holding Class B common stock of CF VI, par value $0.0001 per share (including any shares of Class A Common Stock issued upon conversion of such shares) (collectively, the “Existing Investors”), and certain Rumble Shareholders (the “New Investors” and together with the Existing Investors, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Class A Common Stock held by the Investors after the Closing. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Company must file a registration statement on Form S-1 to register the resale of the registrable securities of the Company held by the Investors. The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Company agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, and control persons against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

Concurrently with the Closing, the Company entered into an Exchange and Support Agreement (the “Exchange Agreement”) with ExchangeCo, 1000045707 Ontario Inc. (“CallCo”) and the shareholders of ExchangeCo who hold ExchangeCo Shares (collectively, the “Beneficiaries”). Each of ExchangeCo and CallCo is either a direct or indirect, wholly owned Canadian subsidiary of CF VI. The Exchange Agreement contains customary provisions and covenants that are intended to ensure that the Beneficiaries’ equity ownership in ExchangeCo is economically equivalent to equity ownership in the Company in respect of dividends, distributions, splits, combinations, reclassifications or similar events affecting the Company’s capitalization. The Exchange Agreement also grants each Beneficiary certain exchange rights that obligate the Company to purchase the ExchangeCo Shares held by such Beneficiary (i) at the election of such Beneficiary upon the occurrence and during the continuance of certain insolvency events involving ExchangeCo or (ii) automatically upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Key Individual Subscription Agreement

For an aggregate purchase price of $1.0 million, at Closing and pursuant to a subscription agreement entered into between Mr. Pavlovski and CF VI (the “Key Individual Subscription Agreement”), CF VI issued and sold to Mr. Pavlovski a number of shares of Class D Common Stock, a new class of non-economic shares of common stock of CF VI carrying the right to 11.2663 votes per share, which were created and issued in connection with the Closing, and such shares provide Mr. Pavlovski with a number of votes, together with any shares of Class A Common Stock and Class C Common Stock held by him as of Closing, such that he has approximately 85% of the voting rights of the Company upon Closing.

The foregoing summary of the Key Individual Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Key Individual Subscription Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification of Directors and Officers

Concurrently with the Closing, the Company entered into indemnification agreements with its directors and executive officers as of the Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the applicable indemnified person to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer, as applicable.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnification agreement, a form of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On September 19, 2022, the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “RUM” and “RUMBW”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as CF VI was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to CF VI, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projects of future results of operations or financial condition; or

●	state other “forward-looking” information.

The Company believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that the Company’s management is not able to predict accurately or over which the Company has no control. The risk factors and cautionary language contained in this Current Report on Form 8-K, and incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	the possibility that the Company may be adversely impacted by economic, business, and/or competitive factors;

●	the Company’s limited operating history makes it difficult to evaluate its business and prospects;

●	the Company’s recent and rapid growth may not be indicative of future performance;

●	the Company may not continue to grow or maintain its active user base, and may not be able to achieve or maintain profitability;

●	the Company collects, stores, and processes large amounts of user video content and personal information of its users and subscribers. If the Company’s security measures are breached, its sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing its content or using its services, its business and operating results could be harmed, and it could face legal claims from users and subscribers;

●	the Company may fail to comply with applicable privacy laws;

●	the Company is subject to cybersecurity risks and interruptions or failures in the Company’s information technology systems and as it grows and gains recognition, it will likely need to expend additional resources to enhance the Company’s protection from such risks. Notwithstanding the Company’s efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss;

●	the Company may be found to have infringed on the intellectual property of others, which could expose the Company to substantial losses or restrict its operations;

●	the Company may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of section 230 of the Communications Decency Act;

●	the Company may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law;

●	the Company’s traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that it does not control;

●	the Company’s business depends on continued and unimpeded access to its content and services on the Internet. If the Company or those who engage with its content experience disruptions in Internet service, or if Internet service providers are able to block, degrade or charge for access to the Company’s content and services, the Company could incur additional expenses and the loss of traffic and advertisers;

●	the Company faces significant market competition, and if the Company is unable to compete effectively with its competitors for traffic and advertising spend, its business and operating results could be harmed;

●	changes to the Company’s existing content and services could fail to attract traffic and advertisers or fail to generate revenue;

●	the Company depends on third-party vendors, including Internet service providers, advertising networks, and data centers, to provide core services;

●	hosting and delivery costs may increase unexpectedly;

●	changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact the Company’s financial results;

●	compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S. and Canada, or industry practices may adversely affect the Company’s business;

●	the novel coronavirus that causes the disease known as COVID-19 has caused a global health crisis that has caused significant economic and social disruption, and its impact on Rumble’s business is uncertain; and

●	other risks and uncertainties indicated in this Current Report on Form 8-K, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by the Company.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About Rumble” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

The selected statement of operations data and cash flows data for the three months ended March 31, 2022 and March 31, 2021, and fiscal years ended December 31, 2021 and December 31, 2020, and the selected balance sheets data as of March 31, 2022, December 31, 2021 and December 31, 2020 are described in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial Information of Rumble” and that information is incorporated herein by reference. In addition, the statement of operations data and statement of cash flows for Rumble’s interim period ended June 30, 2022 and June 30, 2021 and balance sheet as of June 30, 2022 is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Information responsive to Item 2 of Form 10 is set forth in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble” and that information is incorporated herein by reference. Also included as Exhibit 99.4 and incorporated herein by reference is Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble for the six months ended June, 30, 2022 and June 30, 2021.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Class A Common Stock, Class C Common Stock and Class D Common Stock), as of September 16, 2022, following the consummation of the Business Combination, by:

●	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on September 16, 2022;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. For example, in the event a holder of Exchanged Company Options has the right to exercise such options within 60 days, such underlying shares (including any Tandem Option Earnout Shares) are reflected in such holder’s beneficial ownership in both the numerator and the denominator, but not in the denominator for other unaffiliated holders, in accordance with the rules of the SEC. In addition, such securities held by all of the Company’s directors and executive officers are included in both the numerator and denominator for purposes of determining the percentage share ownership held by the directors and executive officers, calculated as a group. Notwithstanding the foregoing, however, (i) all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Exchangeable Shares and (ii) all Forfeiture Escrow Shares and the Sponsor’s shares subject to forfeiture and cancellation under the Sponsor Support Agreement (for which the conditions to the achievement of the stock price-based release conditions can be achieved within 60 days) are deemed issued and outstanding and included in the denominator for all holders in order to avoid a distorted and potentially misleading presentation of percentage share ownership by holder.

The below presentation assumes as of September 16, 2022, (i) the Forfeiture Escrow Shares are deemed issued and outstanding for purposes of the denominator for all holders and have not been forfeited, (ii) the Tandem Option Earnout Shares are available for issuance to the relevant holder thereof upon the exercise of any Exchanged Company Options (and are included only within the denominator for that holder and for the directors and executive officers calculated as a group) and have not been forfeited, and (iii) the shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares are deemed issued and outstanding for purposes of the denominator for all holders, i.e., each holder has converted any ExchangeCo Shares held by such holder into shares of Class A Common Stock.

The below presentation is based on 280,229,977 shares of Class A Common Stock issued and outstanding (including all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares) as of September 16, 2022.

	Class A Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(6)		% of Class	Voting Percentage
Directors and Executive Officers(1)
Christopher Pavlovski	140,182,173	(2)	44.6%	85.0%
Wojciech Hlibowicki	15,356,476		5.3%	1.0%
Brandon Alexandroff	18,896,820		6.4%	1.2%
Tyler Hughes	466,854		*	*
Michael Ellis	—		*	*
Claudio Ramolo	13,574,287		4.7%	*
Ryan Milnes.(3)	50,254,401		17.9%	3.2%
Paul Cappuccio	93,617		*	*
Robert Arsov(4)	27,392,307		9.4%	1.7%
Nancy Armstrong	—		*	*
Ethan Fallang	—		*	*
All executive officers and directors as a group (11 individuals)	266,415,569		72.9%	93.1%

5% or More Shareholders:
2286404 Ontario Inc.(3)	50,254,401		17.9%	3.2%
Robert Arsov(4)	27,392,307		9.4%	1.7%
Bongino Inc.(5)	15,885,353		5.7%	1.0%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Rumble Inc., 444 Gulf of Mexico Dr. Longboat Key, FL 34228.
(2)	Includes a grant to Mr. Pavlovski of RSUs (as defined below) covering 1.1 million shares of the Company’s Class A Common Stock pursuant to the Stock Incentive Plan. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, one-third of the RSUs will vest on each of September 16, 2023, September 16, 2024 and September 16, 2025.
(3)	2286404 Ontario Inc. (“Ontario”) is the record holder of the shares. Ontario is wholly owned by Ryan Milnes and therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of Ontario is 2286404 Ontario Inc., PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.
(4)	The business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.
(5)	Bongino Inc. is the record holder of the shares. Bongino Inc. is wholly owned by Daniel Bongino. The business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990.
(6)	Upon the closing of the Business Combination, the Company will have two other classes of equity securities outstanding, Class C Common Stock and Class D Common Stock, the beneficial ownership of which is set forth in the table below. Each holder of ExchangeCo Shares was issued one “tandem” share of Class C Common Stock, which serves to provide the holder thereof with the same voting rights at the Company as one share of Class A Common Stock. In addition, at the closing of the Business Combination, the Company issued shares of Class D Common Stock to Mr. Pavlovski such that, after taking into account the shares of Class A Common Stock (if any) and Class C Common Stock issued to Mr. Pavlovski at Closing, upon Closing, Mr. Pavlovski has approximatley 85% of the voting power of the Combined Entity on a fully-diluted basis.

	Class C Common Stock		Class D Common Stock
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
Christopher Pavlovski	104,682,403	62.4%	105,782,403	100%
Wojciech Hlibowicki	4,618,833	2.8%	—	—
Brandon Alexandroff	3,048,355	1.8%	—	—
Tyler Hughes	—	—	—	—
Michael Ellis	—	—	—	—
Claudio Ramolo	2,173,220	1.3%	—	—
Ryan Milnes(1)	50,254,401	30%	—	—
Paul Cappuccio	—	—	—	—
Robert Arsov	—	—	—	—
Nancy Armstrong	—	—	—	—
Ethan Fallang	—	—	—	—
All executive officers and directors as a group (11 individuals)	164,777,212	98.3%	105,782,403	100%

5% or More Shareholders:
2286404 Ontario Inc.	50,254,401	30.0%	—	—
Robert Arsov	—	—	—	—
Bongino Inc.	—	—	—	—

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Combined Entity Following the Business Combination,” which is incorporated herein by reference.

Director and Executive Compensation

The compensation of the named executive officers of Rumble before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation,” which is incorporated herein by reference. The compensation of the directors of Rumble before the Business Combination is set forth in the Proxy Statement/Prospectus un the section titled “Director Compensation,” which is incorporated herein by reference.

At the Special Meeting of Stockholders held on September 15, 2022, CF VI’s shareholders approved the Rumble Inc. 2022 Stock Incentive Plan (the “Stock Incentive Plan”). A description of the material terms of the Stock Incentive Plan is set forth in the section of the Proxy Statement/Prospectus titled “Stock Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

The Board of Directors will determine the annual compensation to be paid to the members of the board of directors of the Company.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of CF VI and Rumble are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Combined Entity Following the Business Combination–Director Independence,” which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Exchange Agreement,” “—Key Individual Subscription Agreement,” “—Amended and Restated Registration Rights Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Stock Incentive Plan” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate in any fiscal year, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review all of the relevant material facts and circumstances of the proposed related party transaction, satisfy itself that it has been fully informed as to the material facts of the applicable related party’s relationship and interest, will determine if the proposed related party transaction is fair to the Company, and will either approve or disapprove of the entry into the proposed related party transaction,. In addition, under the Company’s Code of Conduct and Ethics, directors and executive officers have an affirmative responsibility to seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the Audit Committee.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About CF VI—Legal Proceedings” and “Information About Rumble—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, the Company’s Class A Common Stock began trading on the Nasdaq under the symbol “RUM” and its warrants began trading on the Nasdaq under the symbol “RUMBW” on September 19, 2022. The Company has not paid any cash dividends on its ordinary shares to date.

The Company’s Board of Directors, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the Company’s Class A Common Stock.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Charter Amendment Proposals,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 2.02. Results of Operations and Financial Condition

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble, filed as Exhibit 99.4 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Closing of the Business Combination, on September 16, 2022, pursuant to the Forward Purchase Contract entered into on February 18, 2021 between the Sponsor and CF VI (the “Forward Purchase Contract”), the Company consummated the sale and issuance of 1,875,000 shares of Class A Common Stock and 375,000 Warrants, for an aggregate purchase price of $15.0 million. The sale and issuance of securities under the Forward Purchase Contract was made to the Sponsor, in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act.

This summary is qualified in its entirety by reference to the text of the form of Forward Purchase Contract, which is included as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

PIPE Investment

Upon the Closing, the Company consummated the PIPE Investment and issued 8,300,000 shares of Class A Common Stock for aggregate proceeds of $83,000,000. The sales and issuances of securities in the PIPE Investment were made to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

This summary is qualified in its entirety by reference to the text of the form of subscription agreement in connection with the PIPE Investment, which is included as Exhibit 10.21 to this Current Report on Form 8-K and is incorporated herein by reference.

Business Combination Consideration

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued  63,123,432 shares of Class A Common Stock (inclusive of 20,800,870 shares of Class A Common Stock placed in escrow pursuant to the terms of the Business Combination Agreement), 168,762,211 shares of Class C Common Stock (inclusive of 55,611,713 shares of Class C Common Stock placed in escrow pursuant to the terms of the Business Combination Agreement) and 105,782,403 shares of Class D Common Stock to the Rumble Shareholders in connection with the Closing of the Business Combination. The issuances of the Class C Common Stock and Class D Common Stock were made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

For an aggregate purchase price of $1.0 million, upon the Closing and pursuant to the Key Individual Subscription Agreement, CF VI issued and sold to Mr. Pavlovski a number of shares of Class D Common Stock, a new class of non-economic shares of common stock of CF VI carrying the right to 11.2663 votes per share, which were created and issued in connection with the Closing, and which shares provide Mr. Pavlovski with a number of votes, together with any shares of Class A Common Stock and Class C Common Stock held by him as of Closing, such that he has approximately 85% of the voting rights of the Company.

Concurrently with the execution of the BCA, CF VI entered into a Share Repurchase Agreement with Mr. Pavlovski, pursuant to which, upon the Closing, CF VI repurchased 1.1 million ExchangeCo Shares from Mr. Pavlovski and redeemed a corresponding number of shares of Class C Common Stock, for a total purchase price of $11.0 million or $10.00 per ExchangeCo Share. Of the $11.0 million of proceeds, Mr. Pavlovski reinvested $1.0 million to pay the purchase price for the shares of Class D Common Stock purchased by Mr. Pavlovski pursuant to the Key Individual Subscription Agreement. The closing of the share repurchase occurred immediately following the Closing.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Closing of the Business Combination, the Company filed an amended and restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (the “Bylaws”), in each case effective as of September 16, 2022. The material terms of the Charter and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus, which is incorporated by reference herein. The foregoing description of the Charter and Bylaws is a summary only and is qualified in its entirety by reference to the complete text of the Charter and Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Following the Arrangement, Rumble Shareholders who received ExchangeCo Shares became holders of ExchangeCo and, as such, their rights are governed by the ExchangeCo articles of incorporation (the “ExchangeCo Articles”) and the bylaws of ExchangeCo (the “ExchangeCo Bylaws”) until such time as the ExchangeCo Shares are exchanged for capital stock of the Company, at which point their rights will be governed by the Charter and the Bylaws. The rights of holders of ExchangeCo Shares, including exchange rights, are described in the terms of the Plan of Arrangement, which is attached as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the ExchangeCo Articles and ExchangeCo Bylaws is a summary only and is qualified in its entirety by reference to the complete text of the ExchangeCo Articles and ExchangeCo Bylaws, copies of which are attached as Exhibit 3.3 and Exhibit 3.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On September 16, 2022, the Audit Committee of the Company Board approved the appointment of MNP LLP (“MNP”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. MNP served as the independent registered public accounting firm of Rumble prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CF VI, the name of the Company prior to the Business Combination, was informed on September 16, 2022 that it would be replaced by MNP as the Company’s independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CF VI’s balance sheet as of December 31, 2021 and December 31, 2020 and the statements of operations, changes in shareholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum express substantial doubt as to CF VI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CF VI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, CF VI and the Company did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CF VI or the Company, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 22, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of September 16, 2022, there were approximately 64,223,452 shares of Class A Common Stock (inclusive of 20,800,870 shares of Class A Common Stock placed in escrow pursuant to the terms of the Business Combination Agreement), 167,662,211 shares of Class C Common Stock (inclusive of 55,611,713 shares of Class C Common Stock placed in escrow pursuant to the terms of the Business Combination Agreement and after giving effect to the Share Repurchase Agreement with Mr. Pavlovski) and 105,782,403 shares of Class D Common Stock outstanding. These share numbers exclude (i) 8,050,000 shares of Class A Common Stock subject to outstanding warrants of the Company and (ii) 27,121,733 shares of Class A Common Stock reserved for issuance under the Stock Incentive Plan. As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, (i) pre-Business Combination public shareholders of CF VI hold approximately 2.4% of the voting power of the Company (excluding shares held by the Sponsor and its related parties), (ii) the non-employee directors of CF VI prior to the Closing of the Business Combination hold less than 1% of the voting power of the Company, and (iii) pre-Business Combination equityholders of Rumble hold approximately 96.4% of the voting power of the Company, of which Mr. Pavlovski holds approximately 85% of such voting power.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management of the Combined Entity Following the Business Combination” beginning on page 230 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On September 15, 2022, each of Mr. Pavlovski, Ryan Milnes, Robert Arsov, Paul Cappuccio, Nancy Armstrong and Ethan Fallang was elected by CF VI stockholders to serve as a director of the Company, effective upon consummation of the Business Combination, until the next annual meeting of stockholders following the consummation of the Business Combination and until their respective successors are duly elected and qualified. The current size of the board of directors is six members. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Information About Rumble’s Management” beginning on page 208 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Committees of the Board of Directors

The board of directors appointed Ethan Fallang, Nancy Armstrong and Paul Cappuccio to serve on the Audit Committee, with Mr. Fallang serving as its Chairman. The board of directors appointed Paul Capuccio and Robert Arsov to serve on the Compensation Committee, with Mr. Capuccio serving as its Chairman. The board of directors appointed Robert Arsov, Nancy Armstrong and Ethan Fallang to serve on the Nominating and Governance Committee, with Mr. Arsov as its Chairman. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Combined Entity Following the Business Combination—Committees of the Combined Entity Board” beginning on page 230 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, on September 16, 2022, Mr. Pavlovski was appointed to serve as the Chief Executive Officer, Wojciech Hlibowicki was appointed to serve as Chief Technology Officer, Brandon Alexandroff was appointed to serve as Chief Financial Officer, Tyler Hughes was appointed to serve as Chief Operating Officer, Michael Ellis was appointed to serve as General Counsel and Corporate Secretary and Claudio Ramolo was appointed to serve as Chief Content Officer. The biographical information set forth in the Proxy Statement/Prospectus in the section entitled “Information About Rumble’s Management” beginning on page 208 of the Proxy Statement/Prospectus is incorporated herein by reference.

In connection with the Closing, on September 16, 2022 each executive officer and director of CF VI immediately prior to the Closing resigned from his or her respective position of the post-combination company.

Rumble Inc. 2022 Stock Incentive Plan

At the special meeting of stockholders held on September 15, 2022, CF VI shareholders considered and approved the Stock Incentive Plan and reserved 27,121,733 shares of Common Stock for issuance to directors, officers and employees of the Company and its subsidiaries after Closing, subject to an evergreen of 5% for ten years. In addition, upon achievement of either of the earn-out conditions, the number of shares included in the Stock Incentive Plan will be increased by ten percent (10%) of the shares that vest upon achievement of each such condition (including 10% of all Tandem Option Earnout Shares (assuming for this purpose, each Exchanged Company Option has been exercised in full prior to the achievement of such condition). The Stock Incentive Plan was approved by the board of directors of the Company, and became effective, on September 16, 2022. A summary of the material terms of the Stock Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Stock Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the complete text of the Stock Incentive Plan, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Pavlovski RSU Grant and Employment Agreement Amendment

As previously disclosed in the Proxy Statement/Prospectus, Rumble and Mr. Pavlovski entered that certain employment agreement, effective as of September 16, 2022 (the “Employment Agreement”), which is described in the Proxy Statement/Prospectus in the section titled “Key Compensation Actions in 2022 — Pavlovski Employment Agreement”, which description is incorporated herein by reference.

On September 16, 2022, the Company granted Mr. Pavlovski restricted stock units covering 1.1 million shares of the Company’s Class A Common Stock (the “RSUs”) pursuant to the Stock Incentive Plan. The RSUs were granted in lieu of the 1.1 million restricted shares of the Company’s Class A Common Stock that Mr. Pavlovski was entitled to be granted pursuant to Employment Agreement and, by signing the grant agreement, Mr. Pavlovski waived his right to receive the restricted stock grant contemplated by the Employment Agreement. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, one-third of the RSUs will vest on each of September 16, 2023, September 16, 2024 and September 16, 2025. Additionally, on September 16, 2022, Rumble and Mr. Pavlovski entered into an amendment to the Employment Agreement pursuant to which the parties agreed that Mr. Pavlovski’s salary will be paid in Canadian dollars, in lieu of U.S. dollars, and sets the mechanism for the salary to be converted from U.S. dollars into Canadian dollars. The amendment to the Employment Agreement does not alter, amend or supersede any other terms of the Employment Agreement, all of which shall continue in full force and effect. The foregoing summary of certain terms and conditions of the amendment to the Employment Agreement and the RSU grant does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Employment Agreement and the Restricted Stock Unit Grant Notice and Agreement, both of which are filed as Exhibits 10.19 and 10.20 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on September 16, 2022 and effective as of such date, the Board of Directors of the Company adopted a new code of ethics and business conduct (the “Code”) applicable to the Company’s associates, officers and directors. The new Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. We intend to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, CF VI ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 8.01. Other Events.

On September 16, 2022, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-49 through F-74 and pages F-95 through F-111, which are incorporated herein by reference. In addition, the unaudited condensed consolidated financial statements of the Company, as of June 30, 2022 and for the six months ended June 30, 2022 and June 30, 2021, and the related notes thereto are attached as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Information

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”, which is incorporated herein by reference. In addition, the unaudited pro forma financial statements are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

2.1	Business Combination Agreement, dated as of December 1, 2021, by and between CF Acquisition Corp. VI and Rumble Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed on August 12, 2022).
2.2	Amendment to Business Combination Agreement, by and between CF Acquisition Corp. VI and Rumble Inc. dated August 24, 2022 (incorporated by reference to Exhibit 2.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on August 24, 2022).
2.3*	Plan of Arrangement, dated September 16, 2022.
3.1*	Amended and Restated Certificate of Incorporation of Rumble Inc.
3.2*	Amended and Restated Bylaws of Rumble Inc.
3.3*	Articles of Incorporation of ExchangeCo, as amended.
3.4*	By-Law No. 1 of ExchangeCo.
3.5*	Provisions Attaching to ExchangeCo Shares.
4.1	Warrant Agreement dated February 18, 2021, by and between Continental Stock Transfer & Trust Company, as warrant agent and CF Acquisition Corp. VI (incorporated by reference to Exhibit 4.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on February 24, 2021).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to CF Acquisition Corp. VI’s Registration Statement on Form S-1/A filed on February 3, 2021).
4.3*	Warrant Assignment, Assumption and Amendment Agreement, dated September 16, 2022, by and among the Company, Computershare Inc., Computershare Trust Company, N.A., and Continental Stock Transfer & Trust Company.
10.1*	Exchange and Support Agreement, dated September 16, 2022, by and among the Company, ExchangeCo, CallCo and the shareholders of ExchangeCo who hold ExchangeCo Shares.
10.2*	Subscription Agreement, dated September 16, 2022, by and between CF Acquisition Corp. VI and Christopher Pavlovski.
10.3	Sponsor Support Agreement dated December 1, 2021, by and among CF Acquisition Corp. VI, CFAC Holdings VI, LLC and Rumble Inc. (incorporated by reference to Annex E to the Proxy Statement/Prospectus filed on August 12, 2022).
10.4	Form of Lock-Up Agreement, by and among CF Acquisition Corp. VI, Rumble Inc. and the holders party thereto (incorporated by reference to Annex H to the Proxy Statement/Prospectus filed on August 12, 2022).
10.5*+	Rumble Inc. 2022 Stock Incentive Plan
10.6*+	Rumble Inc. Second Amended and Restated Stock Option Plan
10.7	Share Repurchase Agreement dated December 1, 2021, by and between CF Acquisition Corp. VI and Christopher Pavlovski (incorporated by reference to Exhibit 10.4 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on December 2, 2021).
10.8*+	Form of Indemnification Agreement
10.9*	Amended and Restated Registration Rights Agreement, dated September 16, 2022, by and among the Company, Sponsor and the other parties named therein.
10.10	Google AdSense Online Terms of Service. (incorporated by reference to Exhibit 10.8 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 12, 2022).

10.11	LockerDome, Inc. (now known as Decide) Order Form dated September 24, 2021. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 3 to Registration Statement on Form S-4 filed on July 15, 2022).
10.12	Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Cosmic Inc. and Rumble Inc. (incorporated by reference to Exhibit 10.9 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).
10.13	Amended and Restated Business Cooperation Agreement, dated as of January 16, 2022 and effective as of December 31, 2021, by and between Kosmik Development Skopje doo and Rumble Inc. (incorporated by reference to Exhibit 10.10 to CF Acquisition Corp. VI’s Amendment No. 1 to Registration Statement on Form S-4 filed on May 13, 2022).
10.14+	Letter Agreement, dated November 4, 2021, by and between Rumble USA Inc. and Michael Ellis (incorporated by reference to Exhibit 10.11 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.15+	Letter Agreement, dated July 26, 2021, by and between Rumble USA Inc. and Tyler Hughes (incorporated by reference to Exhibit 10.12 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.16+	Form of Restricted Class Common Share Ownership Agreement (incorporated by reference to Exhibit 10.13 to CF Acquisition Corp. VI’s Amendment No. 2 to Registration Statement on Form S-4 filed on June 17, 2022).
10.17*+	Employment Agreement by and between Rumble Inc. and Christopher Pavlovski, effective as of September 16, 2022.
10.18	Forward Purchase Contract dated February 18, 2021, by and between CF Acquisition Corp. VI and CFAC Holdings VI, LLC (incorporated by reference to Exhibit 10.8 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on February 24, 2021).
10.19*+	Letter Agreement, dated as of September 16, 2022 by and between Christopher Pavlovski and Rumble Inc. amending Mr. Pavlovski’s employment agreement with Rumble Inc.
10.20*+	Restricted Stock Unit Grant Notice and Agreement by and between Rumble Inc. and Christopher Pavlovski, dated as of September 16, 2022.
10.21	Form of Class A Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to CF Acquisition Corp. VI’s Current Report on Form 8-K filed on December 2, 2021).
14.1*	Rumble Inc. Code of Business Conduct and Ethics.
16.1*	Letter of WithumSmith+Brown, PC to the SEC, dated September 22, 2022.
21.1*	List of Subsidiaries of the Company.
99.1	Press Release, dated September 16, 2022 (incorporated by reference to Exhibit 99.2 to CF Acquisition Corp. VI's Current Report on Form 8-K filed on September 16, 2022).
99.2*	Unaudited consolidated financial statements of Rumble Inc. as of June 30, 2022 and for the six months ended June 30, 2022 and June 30, 2021.
99.3*	Unaudited pro forma condensed combined financial information of the Company.
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rumble for the six months ended June 30, 2022 and June 30, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: September 22, 2022	By:	/s/ Christopher Pavlovski
	Name:	Christopher Pavlovski
	Title:	Chief Executive Officer